Exhibit 10.2

EXECUTION VERSION

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made and entered into as of July 29, 2020, by and among Healthcare Merger Corp., a Delaware corporation (“Parent”), and SOC Holdings LLC, a Delaware limited liability company (the “Written Consent Party”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A. On July 29, 2020, Parent, Sabre Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“First Merger Sub”), Sabre Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned Subsidiary of Parent (“Second Merger Sub”), and Specialists On Call, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) that, among other things, provides for a business combination transaction pursuant to which, on the terms and subject to the conditions therein: (a) First Merger Sub will merge with and into the Company (or after the Reorganization, Newco) (the “First Merger”), with the Company being the surviving corporation of the First Merger; and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Company, in its capacity as the surviving corporation of the First Merger, will merge with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving company of the Second Merger.

B. The Written Consent Party agrees to enter into this Agreement with respect to all shares of Company Common Stock and Company Series H Preferred Stock (together with the Company Common Stock, the “Company Stock”), that the Written Consent Party now or hereafter owns, beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record.

C. The Written Consent Party is the beneficial and/or record owner of, and has the sole right to vote or direct the voting of, such number of shares of Company Stock as set forth on Schedule A attached hereto.

D. As a condition to the willingness of Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, the Written Consent Party has agreed to enter into this Agreement.

E. Each of Parent and the Written Consent Party has determined that it is in its best interests to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Company Securities” means, collectively, any Company Stock, Company Series I Preferred Stock, Company Series J Preferred Stock, any securities convertible into or exchangeable for any of the foregoing, and any interest in or right to acquire any of the foregoing, whether now owned or hereafter acquired by any party hereto.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time, (b) such date as the Merger Agreement shall be validly terminated in accordance with Section 9.1 thereof and (c) the effective date of a written agreement of the parties hereto terminating this Agreement.

“Transfer” shall mean any direct or indirect sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any Contract with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, excluding entry into this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby, including the Reorganization.

2. Agreement to Retain the Company Securities.

2.1 No Transfer of Company Securities. Until the Expiration Time, the Written Consent Party agrees not to (a) Transfer any Company Securities or (b) deposit any Company Securities into a voting trust or enter into a voting agreement or any similar agreement, arrangement or understanding with respect to Company Securities, except in connection with the Reorganization, or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement); provided, that the Written Consent Party may Transfer any such Company Securities to any Affiliate of the Written Consent Party if, and only if, the transferee of such Company Securities evidences in a writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as the Written Consent Party.

2.2 Additional Purchases. Until the Expiration Time, the Written Consent Party agrees that any Company Securities that the Written Consent Party purchases or otherwise hereinafter acquires or with respect to which the Written Consent Party otherwise acquires sole or shared voting power after the execution of this Agreement and prior to the Expiration Time shall be subject to the terms and conditions of this Agreement to the same extent as if they were owned by the Written Consent Party as of the date hereof.

2.3 Unpermitted Transfers. Any Transfer or attempted Transfer of any Company Securities in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

2

3. Agreement to Consent and Approve.

3.1 Following the date hereof, Parent intends to file with the SEC a registration statement on Form S-4 or other applicable form in connection with the matters set forth in Section 7.3(b) of the Merger Agreement (the “Registration Statement”). Hereafter until the Expiration Time, the Written Consent Party agrees that, except as otherwise agreed in writing with Parent, within three (3) Business Days of the Registration Statement being declared effective by the SEC, the Written Consent Party shall execute and deliver a written consent constituting the Requisite Company Stockholder Approval, substantially in the form attached as Exhibit E to the Merger Agreement, approving the Merger Agreement, the First Merger and the other Transactions (the “Stockholder Written Consent”). Following such execution and delivery, the Written Consent Party hereby agrees that it will not revoke, withdraw or repudiate the Stockholder Written Consent. The Stockholder Written Consent shall be coupled with an interest and, prior to the Expiration Time, shall be irrevocable. Hereafter until the Expiration Time, and subject to Section 2 hereof, the Written Consent Party shall not enter into any tender or voting agreement, or any similar agreement, arrangement or understanding, or grant a proxy or power of attorney, with respect to the Company Securities that is inconsistent with this Agreement or otherwise take any other action with respect to the Company Securities that would in any way restrict, limit or interfere with the performance of the Written Consent Party’s obligations hereunder or the transactions contemplated hereby, including the receipt of Stockholder Written Consent constituting the Requisite Company Stockholder Approval and the consummation of the Transactions.

3.2 Hereafter until the Expiration Time, at any meeting of the stockholders of the Company (or after the Reorganization, Newco), or at any postponement or adjournment thereof, called to seek the affirmative vote of the holders of the outstanding shares of Company Stock to adopt the Merger Agreement, approve the sale of all or substantially all of the Company’s (or after the Reorganization, Newco’s) assets or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, the Mergers or the other transactions contemplated by the Merger Agreement is sought, the Written Consent Party shall vote (or cause to be voted) all shares of Company Stock currently or hereinafter owned by the Written Consent Party in favor of the foregoing.

3.3 Hereafter until the Expiration Time, at any meeting of the stockholders of the Company (or after the Reorganization, Newco) or at any postponement or adjournment thereof or in any other circumstances upon which the Written Consent Party’s vote, consent or other approval (including by written consent) is sought, the Written Consent Party shall vote (or cause to be voted) all Company Securities (to the extent such Company Securities are then entitled to vote thereon), currently or hereinafter owned by the Written Consent Party against and withhold consent with respect to any merger, purchase of all or substantially all of the Company’s (or after the Reorganization, Newco’s) assets or other business combination transaction (other than the Merger Agreement and the transactions contemplated thereby, including the Mergers). The Written Consent Party shall not commit or agree to take any action inconsistent with the foregoing that would be effective prior to the Expiration Time.

4. Additional Agreements.

4.1 Litigation. The Written Consent Party agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, First Merger Sub, Second Merger Sub, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement.

3

4.2 Waiver of Certain Rights; Terminations. Concurrently with the execution and delivery hereof, the Written Consent Party shall deliver to the Company a letter waiving the application of Section 2 and Section 4 of the Company’s Eleventh Amended and Restated Voting Agreement to the Transactions. Prior to the Closing, the Written Consent Party shall cooperate with Parent and the Company in order for the Company to comply with Section 7.19 of the Merger Agreement.

5. Representations and Warranties of the Written Consent Party. The Written Consent Party hereby represents and warrants to Parent as follows:

5.1 Due Authority. The Written Consent Party has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by the Written Consent Party and constitutes a valid and binding agreement of the Written Consent Party enforceable against it in accordance with its terms, subject to the Remedies Exception.

5.2 Ownership of the Company Stock. As of the date hereof, the Written Consent Party is the owner of the shares of Company Stock as set forth on Schedule A, free and clear of any and all Liens, other than those (i) created by this Agreement, the Charter Documents of the Company and the agreements set forth on Schedule 4.3(c) of the Company Disclosure Letter, and (ii) as disclosed on Schedule A. The Written Consent Party has and, except pursuant to a Transfer permitted in accordance with Section 2.1 hereof, will have until the Expiration Time sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to the Written Consent Party set forth in this Agreement, in each case, over all shares of Company Stock currently or hereinafter owned by the Written Consent Party. As of the date hereof, the Written Consent Party does not own any capital stock or other voting securities of the Company other than the shares of Company Stock set forth on Schedule A. As of the date hereof, the Written Consent Party does not own any rights to purchase or acquire any shares of capital stock or other equity securities of the Company, except as set forth on Schedule A.

5.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by the Written Consent Party does not, and the performance by the Written Consent Party of the obligations under this Agreement and the compliance by the Written Consent Party with any provisions hereof do not and will not: (i) conflict with or violate any applicable Law applicable to the Written Consent Party, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any Charter Documents of the Written Consent Party, or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the shares of Company Stock owned by the Written Consent Party pursuant to any Contract to which the Written Consent Party is a party or by which the Written Consent Party is bound, except, in the case of clause (i) or (iii), as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of the Written Consent Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

4

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person is required by or with respect to the Written Consent Party in connection with the execution and delivery of this Agreement or the consummation by the Written Consent Party of the transactions contemplated hereby, other than those set forth as conditions to closing in the Merger Agreement.

5.4 Absence of Litigation. As of the date hereof, there is no action pending against, or, to the knowledge of the Written Consent Party, threatened against the Written Consent Party that would reasonably be expected to materially impair the ability of the Written Consent Party to perform its obligations hereunder or to consummate the transactions contemplated hereby.

5.5 Absence of Other Voting Agreement. Except for this Agreement and the agreements set forth on Schedule 4.3(c) of the Company Disclosure Letter, the Written Consent Party has not: (i) entered into any voting agreement, voting trust or any similar agreement, arrangement or understanding, with respect to any Company Stock or other equity securities of the Company owned by the Written Consent Party, (ii) granted any proxy, consent or power of attorney with respect to any Company Stock or other equity securities of the Company owned by the Written Consent Party (other than as contemplated by this Agreement) or (iii) entered into any agreement, arrangement or understanding that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

5.6 Reliance by Parent. The Written Consent Party understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Written Consent Party’s execution and delivery of this Agreement.

6. Fiduciary Duties. The covenants and agreements set forth herein shall not prevent any of the Written Consent Party’s designees serving on the board of directors of the Company (or after the Reorganization, Newco) from taking any action, subject to the provisions of the Merger Agreement, while acting in such designee’s capacity as a director of the Company (or after the Reorganization, Newco). The Written Consent Party is entering into this Agreement solely in its capacity as the owner of the Written Consent Party’s shares of Company Stock.

7. Termination. This Agreement shall terminate and be of no further force or effect at the Expiration Time. Notwithstanding the foregoing sentence, this Section 7 and Section 10 shall survive any termination of this Agreement. Upon termination of this Agreement, neither party hereto shall have any further obligations or liabilities under this Agreement; provided, that nothing in this Section 7 shall relieve any party hereto of liability for any willful material breach of this Agreement.

8. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent, any direct or indirect ownership or incidence of ownership of or with respect to the Written Consent Party’s shares of Company Stock. All rights, ownership and economic benefits of and relating to the Written Consent Party’s shares of Company Stock shall remain fully vested in and belong to the Written Consent Party, and Parent shall have no authority to direct the Written Consent Party in the voting or disposition of any of the shares of Company Stock except as otherwise provided herein.

5

9. Exclusivity. Until the Expiration Time, the Written Consent Party agrees to comply with the obligations applicable to Affiliates of the Company pursuant to Section 7.1 of the Merger Agreement (including complying with such provisions as an Affiliate of the Company pursuant to which the Company is obligated to use reasonable best efforts to cause its Affiliates to comply therewith) as if they were parties thereto with respect to Section 7.1 of the Merger Agreement.

10. Miscellaneous.

10.1 Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, is held to be illegal, invalid or unenforceable under any present or future Law: (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

10.2 Non-survival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Expiration Time. Notwithstanding the foregoing, this Section 10.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement.

10.3 Assignment. No party hereto may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party hereto. Subject to the first sentence of this Section 10.3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this Section 10.3 shall be void.

10.4 Amendments and Modifications. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

6

10.5 Specific Performance; Injunctive Relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to enforce specifically the terms and provisions hereof in the Chosen Courts and immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at Law or in equity. Each of the parties hereto hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties hereto. Each of the parties hereto hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereto hereby further agrees that in the event of any action by any other party hereto for specific performance or injunctive relief, it will not assert that a remedy at Law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

10.6 Notices. All notices, consents and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized courier service guaranteeing overnight delivery, or sent via email to the parties hereto at the following addresses, and such communications, to be valid, must be addressed as follows:

(i)	if to Parent, to:

Healthcare Merger Corp.

623 Fifth Avenue, 14th Floor

New York, NY 10022

Attention: Dennis Conroy

Email: conroy@mtspartners.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Michael J. Aiello
Email: michael.aiello@weil.com

(ii)	if to the Written Consent Party, to the address for notice set forth on Schedule A hereto,

with a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP

1000 Marsh Road

Menlo Park, CA 94025

Attention: Peter Lamb; Hari Raman

E-mail: plamb@orrick.com; hraman@orrick.com

unless otherwise specified herein, such notices or other communications will be deemed given (a) on the date established by the sender as having been delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; (c) upon transmission, if sent by email (provided no “bounceback” or notice of non-delivery is received); or (d) on the fifth Business Day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

7

10.7 APPLICABLE LAW; JURISDICTION OF DISPUTES. THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE CONSUMMATION THEREOF, AND ANY ACTION, SUIT, DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE CONSUMMATION THEREOF, OR THE VALIDITY, INTERPRETATION, BREACH OR TERMINATION OF THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE CONSUMMATION THEREOF, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF DELAWARE REGARDLESS OF THE LAW THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

EACH OF PARENT OR THE WRITTEN CONSENT PARTY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE CHOSEN COURTS IN CONNECTION WITH ANY MATTER BASED UPON OR ARISING OUT OF THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE CONSUMMATION THEREOF, AGREES THAT PROCESS MAY BE SERVED UPON THEM IN ANY MANNER AUTHORIZED BY THE LAWS OF THE STATE OF DELAWARE FOR SUCH PERSONS AND WAIVES AND COVENANTS NOT TO ASSERT OR PLEAD ANY OBJECTION WHICH THEY MIGHT OTHERWISE HAVE TO SUCH MANNER OF SERVICE OF PROCESS. EACH OF PARENT OR THE WRITTEN CONSENT PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT HEREBY WAIVES, AND SHALL NOT ASSERT AS A DEFENSE IN ANY LEGAL DISPUTE, THAT (A) SUCH PERSON IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE CHOSEN COURTS FOR ANY REASON, (B) SUCH LEGAL PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THE CHOSEN COURTS, (C) SUCH PERSON’S PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, (D) SUCH LEGAL PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (E) THE VENUE OF SUCH LEGAL PROCEEDING IS IMPROPER. EACH OF PARENT OR THE WRITTEN CONSENT PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY AGREES NOT TO COMMENCE OR PROSECUTE ANY SUCH ACTION, CLAIM, CAUSE OF ACTION OR SUIT OTHER THAN BEFORE THE CHOSEN COURTS, NOR TO MAKE ANY MOTION OR TAKE ANY OTHER ACTION SEEKING OR INTENDING TO CAUSE THE TRANSFER OR REMOVAL OF ANY SUCH ACTION, CLAIM, CAUSE OF ACTION OR SUIT TO ANY COURT OTHER THAN THE CHOSEN COURTS, WHETHER ON THE GROUNDS OF INCONVENIENT FORUM OR OTHERWISE. EACH OF PARENT OR THE WRITTEN CONSENT PARTY HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY DELAWARE LAW, AND FURTHER CONSENTS TO SERVICE OF PROCESS BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE GUARANTEEING OVERNIGHT DELIVERY, OR BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED PURSUANT TO SECTION 10.6. NOTWITHSTANDING THE FOREGOING IN THIS SECTION 10.7, EACH OF PARENT OR THE WRITTEN CONSENT PARTY MAY COMMENCE ANY ACTION, CLAIM, CAUSE OF ACTION OR SUIT IN A COURT OTHER THAN THE CHOSEN COURTS SOLELY FOR THE PURPOSE OF ENFORCING AN ORDER OR JUDGMENT ISSUED BY THE CHOSEN COURTS.

8

10.8 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF PARENT OR THE WRITTEN CONSENT PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NEITHER PARENT NOR THE WRITTEN CONSENT PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NEITHER PARENT OR THE WRITTEN CONSENT PARTY NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

10.9 Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof, and is not intended to confer upon any other Person other than the parties hereto any rights or remedies.

10.10 Counterparts. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Delivery by electronic transmission to counsel for the other party of a counterpart executed by a party shall be deemed to meet the requirements of the previous sentence.

10.11 Effect of Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9

10.12 Legal Representation. Each of the parties hereto agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each party hereto and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party hereto drafting such agreement or document.

10.13 Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses.

10.14 Waiver. No failure or delay on the part of either party to exercise any power, right, privilege or remedy under this Agreement shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither party shall be deemed to have waived any claim available to such party arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such waiving party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

[Remainder of Page Intentionally Left Blank]

10

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

HEALTHCARE MERGER CORP.

By:	/s/ Dennis Conroy
Name:	Dennis Conroy
Title:	Chief Financial Officer

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

11

In witness whereof, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

WRITTEN CONSENT PARTY:
SOC HOLDINGS LLC

By:	/s/ Amr Kronfol
Name:	Amr Kronfol
Title:	President

[SIGNATURE PAGE TO SUPPORT AGREEMENT]

12

Schedule A

Written Consent Party	Address for Notice	Shares of Company Common Stock	Shares of Company Series H Preferred Stock	Company Warrants
SOC Holdings LLC	SOC Holdings LLC 450 Lexington Avenue New York, NY 10019	61,812,810	16,169,860	2,916,530